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                                                                     Exhibit 8.1

                    [LETTERHEAD OF DEBEVOISE & PLIMPTON LLP]


December 21, 2006

MetLife, Inc.
One MetLife Plaza
Long Island City, NY 11101

                                  METLIFE, INC.
      6.40% FIXED-TO-FLOATING RATE JUNIOR SUBORDINATED DEBENTURES DUE 2066

Ladies and Gentlemen:

      We have acted as special United States tax counsel to MetLife, Inc., a Delaware corporation ("MetLife"), in connection with the registration and filing with the Securities Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by MetLife of the prospectus supplement dated December 14, 2006 (the "Prospectus Supplement") and accompanying prospectus included in the Registration Statement (as defined below) (the "Prospectus"), which were filed with the Commission on December 18, 2006, pursuant to Rule 424(b) under the Act, relating to the public offering by MetLife of an aggregate principal amount of $1,250,000,000 of 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 (the "Debentures"). The Debentures are being issued pursuant to the Subordinated Indenture, dated as of June 21, 2005 (the "Indenture"), as supplemented by the Third Supplemental Indenture, dated as of December 21, 2006 (the "Supplemental Indenture"), in each case between MetLife and The Bank of New York Trust Company, N.A. (in the case of the Indenture, as successor to J.P. Morgan Trust Company, National Association), as indenture trustee.

      In furnishing this opinion letter, we have reviewed (i) the Registration Statement on Form S-3 (No. 333-124358) of MetLife (the "Registration Statement") covering, among other securities, the Debentures, which Registration Statement became effective under the Act on May 27, 2005, allowing for delayed offerings pursuant to Rule 415 under the Act; (ii) the Prospectus; (iii) the Prospectus Supplement; (iv) the Indenture; (v) the Supplemental Indenture; (vi) the Replacement Capital Covenant, dated as of December 21, 2006, by MetLife in favor of and for the benefit of each Covered Debtholder (as defined herein) (the "Replacement Capital Covenant"); (vii) the form of the Debentures set forth in
Article 9 of the Supplemental Indenture; and (viii) such other records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies, the enforceability

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of all documents reviewed by us and that the Debentures will be in a form substantially identical to the form of the Debentures set forth in Article 9 of the Supplemental Indenture. Our opinion is based on facts and circumstances set forth in the Registration Statement, the Prospectus, the Prospectus Supplement, the Indenture, the Supplemental Indenture, the Replacement Capital Covenant and the other documents reviewed by us. In addition, we have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate, including certain representations made by you to us.

      Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Prospectus Supplement, the statements of law and legal conclusions in the discussion under the heading "Material United States Federal Income Tax Considerations" in the Prospectus Supplement represent our opinion.

      Our opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Treasury Regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Our opinion is limited to the matter expressly stated herein, and no opinion is implied or may be inferred beyond the matter expressly stated herein. Our opinion is rendered only as of the date hereof, and could be altered or modified by changes in facts or circumstances, events, developments, changes in the documents reviewed by us, or changes in law subsequent to the date hereof. We have not undertaken to advise you or any other person with respect to any such change subsequent to the date hereof.

      We consent to the filing of this opinion letter as an exhibit to MetLife's Form 8-K to be filed in connection with the issuance and sale of the Debentures, incorporated by reference in the Registration Statement, and to the use of our name under the headings "Material United States Federal Income Tax Considerations" and "Legal Opinions" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,

                                              /S/ DEBEVOISE & PLIMPTON LLP
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